UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Filed Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported): February 12, 2010

Repros Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15281	76-0233274
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2408 Timberloch Place, Suite B-7
The Woodlands, Texas  77380
(Address of principal
executive offices
and zip code)
(281) 719-3400
(Registrant’s telephone
number, including area
code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

On February 12, 2010, Repros Therapeutics Inc. (the “Company”) entered into an Equity Distribution Agreement (the “Agreement”) with Ladenburg Thalman & Co. Inc. (“Ladenburg”), pursuant to which the Company may issue and sell from time to time through Ladenburg, as sales agent and/or principal, shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), having an aggregate offering price of up to $10 million (the “Shares”).

Sales of the Shares, if any, under the Agreements will be made by any method permitted at law deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the Nasdaq Capital Market, on any other existing trading market for the Common Stock or to or through a market maker.  In addition, Ladenburg may sell the Shares in privately negotiated transactions.

Ladenburg is not required to sell on the Company’s behalf any specific number or dollar amount of the Shares, but Ladenburg, upon acceptance of written instructions from the Company, will use its commercially reasonable efforts consistent with its customary trading and sales practices, to sell the Shares up to the amount specified, and otherwise in accordance with the terms of a placement notice delivered to Ladenburg. The Company has no obligation to sell any Shares under the Agreements, and may at any time suspend sales under the Agreement, provided that such suspension shall not affect either party’s obligations with respect to the Shares sold prior to the receipt of notice of such suspension. The Agreement will terminate upon the earlier of (i) the sale of all Shares or (ii) termination of the Agreement.  The Agreement may be terminated by Ladenburg at any time upon ten days notice to the Company or by the Company at any time upon thirty days notice to Ladenburg, or by Ladenburg at any time in certain circumstances, including the Company’s failure to maintain a listing of the Company’s Common Stock on the Nasdaq Capital Market or the occurrence of a material adverse change. The Company will pay Ladenburg commission of 4% of the gross sales price of all Shares sold through it under the Agreement.

The Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-163648).  The Company intends to file a prospectus supplement with the Securities and Exchange Commission in connection with the offer and sale of the Shares within the requisite time period.

The foregoing description of the material terms of the Agreement and the transactions contemplated thereby, does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.  A copy of the press release announcing the Company’s entry into the Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit
Number	Description
10.1	Equity Distribution Agreement dated February 12, 2010 between the Company and Ladenburg Thalman & Co. Inc.

99.1	Press Release dated February 18, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Repros Therapeutics Inc.

Date: February 19, 2010

	By:	/s/ Joseph S. Podolski
Joseph S. Podolski
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Equity Distribution Agreement dated February 12, 2010 between the Company and Ladenburg Thalman & Co. Inc.

99.1	Press Release dated February 18, 2010